UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CANOPY GROWTH CORPORATION

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Cheddar (Update) – Canopy Growth Warns of ‘Material’ Risks as It Steps Into the U.S. By Chloe Aiello

October 26, 2022

Canadian cannabis producer Canopy Growth is boldly stepping into the U.S. cannabis market — even though it isn’t legal in the states yet.

“As we watch the pace of regulatory change in the U.S. drag out … we wanted to make sure we were taking our destiny into our own hands and really being able to step into the U.S. market,” Canopy Growth CEO David Klein told Cheddar News.

The pot producer announced a U.S.-based holding company called Canopy USA, under which it will acquire multistate operator Acreage Holdings, edibles company Wana Brands, and extracts-maker Jetty. Klein declined to share how much the deals are worth, but said the company will be “adjusted EBITDA positive upon closing.”

Canopy will hold non-voting, non-participating shares in Canopy USA, which will be exchangeable into common stock of the U.S. holding company. And Canopy Growth will have no economic or voting interest in Canopy USA or any of its assets.

“That structure is held by us in exchangeable shares, which is kind of the same sort of way that we’re holding those businesses today. So the real change is the merger of the businesses,” Klein explained.

Cannabis is still federally illegal in the U.S., meaning companies like Canopy that trade on major U.S. exchanges cannot participate. The first-of-its-kind agreement Canopy struck in 2019 with Acreage Holdings was an attempt to sidestep this rule. The deal was contingent on a “triggering event” such as federal legalization or decriminalization. In the years to follow, Canopy struck similar deals with Wana and Jetty. It also controls a conditional ownership position in multistate operator Terrascend. This U.S. exposure made Canopy Growth a darling among investors, even when the overcrowded, intensely-regulated Canadian industry hit snags.

Years later, that triggering event still hasn’t come — and Canopy’s latest announcement is intended to sidestep that hurdle once again. But analysts and even Canopy itself have warned the complicated maneuver might not pan out without consequences. In a proxy statement filed Tuesday, Canopy warned that the company’s interpretation of SEC guidelines governing its involvement in the cannabis industry differs from Nasdaq’s.

“There is no assurance that Nasdaq will harmonize their general policies with the SEC accounting guidance. As such, there can be no assurance that we will remain listed on the stock exchanges we are currently listed on, which could have a material adverse effect on our business, financial condition and results of operations,” the company disclosed in the filing.

“We believe in this market opportunity and the need to start capitalizing on it, and this is the structure to make that happen. It’s our job to show the value and rationale, and we will continue our ongoing dialogue with NASDAQ to support our compliance with their rules and regulations as we pursue this groundbreaking strategy,” a Canopy Growth spokesperson said in a statement.

“We understand that we have an obligation to consolidate these results under U.S. GAAP rules and we believe there is time to continue this dialogue with NASDAQ, as Canopy’s results would not be consolidated until after the closing of the proposed transactions next year.”

Jefferies analysts counseled other cannabis operators and interested parties to watch the transaction closely.

“What is very clear now though, is that developments here now become an absolute critical watch-out, not only for Canopy (delisting would see material downside to the stock), but broader LPs (can potentially do the same and buy US assets) and MSOs (can potentially adopt the same structure and uplist),” analysts wrote in a note.

Even if it does pass, Stifel analysts believe the deal doesn’t alleviate risks for Canopy.

“The impetus is to drive enthusiasm for U.S. prospects while enhancing the combined entity’s prospects. We believe the former is a function of inefficient sector dynamics with better disclosure potentially enabling greater value discovery; the latter reveals the outstanding agreements’ shortcomings with the new entity’s accountability unclear, in our view,” Stifel analysts wrote in a note.

But Klein remained bullish the deal and said, if successful, would create “a lot of power across our portfolio.”

“We’ve talked about using Jetty solventless, extract [intellectual property], so that we can have better for you gummies under the one brand, and we know we can bring those brands into markets like New York, New Jersey, Illinois, Massachusetts, and the other markets that Acreage sits in,” he said. “It’s this connectivity between the brands.”

Klein’s comments follow moves by President Joe Biden to make good on some — but not all — of the cannabis-related promises he made during his 2020 bid for president. Biden announced in early October he would pardon all federal simple cannabis possession charges, and asked Department of Health and Human Services Secretary Xavier Becerra and Attorney General Merrick Garland to review federal cannabis policy, which currently classified cannabis in Schedule 1 of the Controlled Substances Act, alongside drugs like LSD and heroin.

Although a timeline on possible reform isn’t known, Becerra told reporters that Biden “wants this done as quickly as possible,” according to Florida Phoenix.

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Notice Regarding Forward-Looking Information

The above news article contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news article. Examples of such statements and uncertainties include statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy; statements with respect to the Company’s ability to avoid federal prohibitions; statements with respect to the Company’s status on Nasdaq and the Toronto Stock Exchange; statements with respect to Canopy’s proposed acquisition of Acreage, Jetty and Wana and the expected benefits therefrom; statements regarding Canopy being adjusted EBITDA positive as a result of the transaction; expectations regarding the potential success of, and the benefits associated with the formation of Canopy USA; and statements regarding the future of Acreage, Jetty, and Wana, including entry into the markets of various states.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the acquisition of Acreage; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022 and the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR on October 25, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this news article are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this news article are made as of the date of this news article and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.

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